BY-LAWS

                                   OF

                  FIRST TRUST VARIABLE INSURANCE TRUST

                                ARTICLE I

                               DEFINITIONS
                               -----------

      Any capitalized terms not defined herein shall have the respective meanings given them in the Declaration of Trust of the Trust as the same may be in effect from time to time.


                               ARTICLE II

                                 OFFICES
                                 -------

      SECTION 2.1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal office of the Trust shall be 120 East Liberty Drive, Suite 400, Wheaton, Illinois 60187. The Trust shall maintain a registered agent for service of process in The Commonwealth of Massachusetts unless such maintenance is not required by law.

      SECTION 2.2. OTHER OFFICES. The Trust may have offices in such other places without as well as within The Commonwealth of Massachusetts as the Trustees may from time to time determine.


                               ARTICLE III

                              SHAREHOLDERS
                              ------------

      SECTION 3.1. MEETINGS. There shall be no annual meetings of Shareholders except as required by law. A meeting of the Shareholders of the Trust or of any Series or Class shall be called by the Secretary whenever ordered by a majority of Trustees then in office. Meetings of the Shareholders of the Trust or of any Series or Class shall also be called by the Secretary upon the order of the Trustees upon the written request of the Shareholders holding Shares representing in the aggregate not less than one-third of the voting power of the Outstanding Shares entitled to vote on the matters specified in such written request provided that (1) such request shall state the purposes of such meeting


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and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. Any such meeting shall be held at such place within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate or as designated by an officer authorized by the Trustees to so designate. Any meeting so called may be postponed prior to the meeting with notice to the Shareholders entitled to vote at that meeting.

      If the meeting is a meeting of Shareholders of any Series or Class, but not a meeting of all Shareholders of the Trust, only Shareholders of such Series or Class shall be entitled to notice of and to vote at such meeting. Whenever a matter is required to be voted by Shareholders of the Trust in the aggregate under the Declaration, if there is then more than one Series or Class of Shares outstanding, the Trust may either hold a meeting of Shareholders of all Series and Classes to vote on such matter, or hold separate meetings of Shareholders of one or more of the individual Series and/or Classes to vote on such matter, provided that
(i) such separate meetings shall be held within one year of each other and (ii) a quorum of the individual Series or Classes shall be present at each such separate meeting, and the votes of Shareholders at all such separate meetings shall be aggregated in order to determine if sufficient votes have been cast for such matter to be voted.

      SECTION 3.2. QUORUM. The holders of Outstanding Shares representing thirty-three and a third percent (33-1/3%) of the voting power of the Outstanding Shares entitled to vote present in person or by proxy shall constitute a quorum at any meeting of the Shareholders, except that where pursuant to any provision of law, the Declaration or these By-Laws a vote shall be taken by individual Series or Classes, then Shares representing thirty-three and a third percent (33-1/3%) of the voting power of the aggregate number of Outstanding Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class. For the purposes of establishing whether a quorum is present, all shares present and entitled to vote, including abstentions and broker non-votes, shall be counted. Section 4.7 of the Declaration contains further provisions relating to quorum requirements.

      SECTION 3.3. NOTICE OF MEETINGS. Notice of all meetings of
Shareholders and any postponements thereof, stating the time, place and purposes of the meeting, shall be given by the Secretary in accordance with Section 3.9 hereof at least seven days and not more than 120 days

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                                      -3-


before the date for the meeting set forth in such notice to each Shareholder of record of the applicable Series or Class on the date set in accordance with Section 3.1 hereof. Any adjourned meeting may be held as adjourned without further notice, even if the date of such adjourned meeting is more than 120 days after the notice of the original meeting or the postponement thereof, was given. Where separate meetings are held for Shareholders of the individual Series or Class to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, notice of each such separate meeting shall be provided in the manner described above in this Section.

      SECTION 3.4. RECORD DATE. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment or postponement thereof, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 120 days prior to the date set for any meeting of Shareholders (before giving effect to any adjournments or postponements thereof) or more than 60 days before the date of payment of any distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose, provided however that the Trustees may delegate the determination of such dates to one or more officers of the Trust. Where separate meetings are held for Shareholders of one or more of the individual series or classes to vote on a matter required to be voted on by Shareholders of the Trust in the aggregate, the record date of each such separate meeting shall be determined in the manner described above in this Section 3.4. Only Shareholders of record on the record date so determined shall have the rights described in this Section, notwithstanding any subsequent transfer of Shares on the books of the Trust. The Trustees also may select, or may authorize one or more officers to select, the time of day as of which the calculations for determining how many votes each Shareholder is entitled to pursuant to the Declaration shall be performed.

      SECTION 3.5. ADJOURNMENTS. Any meeting of Shareholders may, by action of the person presiding thereat, be adjourned without further notice with respect to one or more matters to be considered at such meeting to a designated time and place, if a quorum is not present with respect to such matter; any meeting of Shareholders may, by motion of the person presiding thereat, be adjourned with respect to one or more matters to be considered at such meeting, even if a quorum is present with respect to such matters, to a designated time and place, when such

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                                      -4-


adjournment is approved by the vote of holders of Shares representing a majority of the voting power of the Shares present and entitled to vote with respect to the matter or matters adjourned, and voting on the adjournment, without further notice. Unless a proxy is otherwise limited in this regard, any Shares present and entitled to vote at a meeting that are represented by broker non-votes, may, at the discretion of the proxies named therein, be voted in favor of such an adjournment.

      SECTION 3.6. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. In connection with the solicitation of proxies by the Trustees, a Shareholder may give instructions through telephonic or electronic methods of communication or via the Internet for another person to execute his or her proxy, if in each case such method has been authorized by the Trust by its officers, and pursuant in each case to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose as reasonably designed to verify that such instructions have been authorized by such Shareholder; and the placing of a Shareholder's name on a proxy pursuant to such instructions shall constitute execution of such proxy by or on behalf of such Shareholder. Proxies may also be submitted via facsimile if such method has been authorized by the Trust by its officers, and pursuant to procedures established or approved by the officers of the Trust or agents employed by the Trust for such purpose. Pursuant to a vote of the Trustees, proxies may be solicited in the name of one or more Trustees and/or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share, but shall be counted as present at the meeting for all other purposes. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such Share may be voted by such guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any postponement or adjournment of a meeting, and no proxy shall be

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                                      -5-


valid after eleven months from its date. A Shareholder who has submitted a proxy may revoke or withdraw the proxy with respect to any matter to be considered at a meeting or any adjournment or postponement thereof if such revocation or withdrawal is properly received prior to the vote on that matter, or a Shareholder may revoke a prior proxy by delivering in a timely manner a duly executed proxy bearing a later date or by attending the meeting or the adjournment or postponement thereof and voting in person on the matter or matters.

      SECTION 3.7. CONDUCT OF MEETINGS. For any matter to be properly before any meeting of Shareholders, the matter must be either specified in the notice of meeting given by or at the direction of a majority of the Trustees then in office or otherwise brought before the meeting by or at the direction of the Chair or other presiding officer. With the exception of Shareholder proposals submitted in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor provisions, only matters proposed by the Trustees may be included in the Trust's proxy materials. The Trustees may from time to time in their discretion provide for procedures by which Shareholders may, prior to any meeting at which Trustees are to be elected, submit the names of potential candidates for Trustee, to be considered by the Trustees, or any proper committee thereof. At all meetings of Shareholders, unless voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the Chair or other presiding officer.

      SECTION 3.8. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders the Trustees, or at any such meeting of the Shareholders the Trustees or the Chair or other presiding officer, may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If any person appointed as inspector fails to appear or fails or refuses to act, the Chair or other presiding officer may appoint a person to fill the vacancy. Unless otherwise instructed by the Trustees, or by the Chair or other presiding officer at the meeting, the Inspectors of Election shall determine the number of Outstanding Shares, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes and consents, determine the results, and do such other acts as may be proper to conduct the election or vote.

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      SECTION 3.9. COMMUNICATIONS WITH SHAREHOLDERS. Any notices, reports, statements or other communications with Shareholders of any kind required under the Declaration, these By-Laws or applicable law may be sent, delivered or made available in any reasonable manner as may be determined by the Trustees if not otherwise prohibited by applicable law, including, without limitation, by email or other electronic means or by posting on a website or other publication; and such communications may be sent, delivered or otherwise made available to Shareholders in accordance with householding or other similar rules under which a single copy of such notice or report may be sent to Shareholders who reside at the same address. No communication need be given to any Shareholder who shall have failed to inform the Trust of the Shareholder's current address and the Trustees may from time to time adopt, or may authorize the officers or agents of the Trust to adopt, procedures or policies with respect to communications to Shareholders that are returned to the Trust or its agents as undeliverable and similar matters. Any Shareholder may waive receipt of any notice or other communication. Communications shall be deemed to have been given at the time when delivered personally or deposited in the mail or with another carrier or sent by any means of written or electronic communication or, where notice is given by posting on a website or by publication, on the date of posting or publication. An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained with the records of the Trust.

      The foregoing provisions shall apply mutatis mutandis to any communications given to a Shareholder's counsel under Section 9.8 of the Declaration, provided however that communications provided to either a Shareholder or Shareholder's counsel under Section 9.8 may not by made by means of posting on a website or by publication.

      SECTION 3.10. ACTION BY CONSENT OF SHAREHOLDERS. Section 4.8 of the Declaration contains provisions relating to action by written consent in lieu of a meeting of shareholders.


                               ARTICLE IV

                                TRUSTEES
                                --------

      SECTION 4.1. CHAIR. The Trustees may elect from their own number a Chair, to hold office until his or her successor shall have been duly elected and qualified. The Chair (or, if the Chair is unable to attend any such meeting, the Chair's designee) shall preside at all meetings of

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the Trustees and the Shareholders. The Chair shall have such other duties and powers as may be assigned to him or her from time to time by the Trustees.

      SECTION 4.2. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chair or by any Trustee. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the Chair or Trustee calling the meeting and shall be mailed to each Trustee, at least two days before the meeting, or shall be faxed, telephoned, emailed or sent by other electronic means to each Trustee at the Trustee's business or residence, or personally delivered to the Trustee, at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by the Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone or video conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a telephone or video conference meeting shall constitute presence in person at such meeting.

      SECTION 4.3. QUORUM AND MANNER OF ACTING. A majority of the Trustees then in office shall constitute a quorum for the transaction of business at any regular or special meeting of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given. Section 6.7 of the Declaration contains provisions relating to the manner of acting by the Trustees.

      SECTION 4.4. ACTIONS BY CONSENT. If in accordance with Section 6.7 of the Declaration any action is taken by the Trustees by a written consent of fewer than all of the Trustees, prompt notice of any such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice. Any written consents may be executed and delivered by electronic means.

      SECTION 4.5. COUNSEL AND EXPERTS. The Trustees who are not
Interested Persons may, by vote of a majority of such Trustees, at the Trust's expense, hire such employees and retain such counsel,

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accountants, appraisers or other experts or consultants whose services such Trustees may, in their discretion, determine to be necessary or desirable from time to time, including services to one or more committees established by the Trustees, and may execute any agreements, contracts, instruments or other documents in connection therewith.


                                ARTICLE V

                      COMMITTEES AND ADVISORY BOARD
                      -----------------------------

      SECTION 5.1 ESTABLISHMENT AND AUTHORITY. Section 6.4 of the Declaration contains provisions relating to the establishment of committees by the Trustees (which committees may include individuals who are not Trustees). Each committee shall have such powers and authority as shall be authorized by the Trustees, and may fix its own rules and procedures, and adopt its own charter, in each case subject to approval by the Trustees. The Trustees may designate a chair of any such committee, provided however that in the absence of such designation a committee may elect its own chair. The Trustees may abolish any such committee at any time in their sole discretion. Any committee to which the Trustees delegate any of their powers shall maintain records of its meetings and shall report its actions to the Trustees. The Trustees shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect. The Trustees shall have the power at any time to fill vacancies in the committees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.

      SECTION 5.2. EXECUTIVE COMMITTEE. The Trustees may elect from their own number an Executive Committee to consist of not less than two Trustees to hold office at the pleasure of the Trustees. While the Trustees are not in session, the Executive Committee shall have the power to conduct the current and ordinary business of the Trust, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, the terms of any underwriting of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by the Declaration or these By-Laws the Trustees are prohibited from so delegating.

      SECTION 5.3. MEETINGS, QUORUM AND MANNER OF ACTING. The Trustees may (i) provide for stated meetings of any committee, (ii) specify the manner of calling and notice required for special meetings of any

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committee, (iii) specify the number of members of a committee required to constitute a quorum and the number of members of a committee required to exercise specified powers delegated to such committee, (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a committee without a meeting, and (v) authorize the members of a committee to meet by means of a telephone or video conference circuit. Notwithstanding the foregoing, in the absence of such provision, specification or authorization by the Trustees, the provisions of these By-Laws applicable to meetings and actions by the Trustees shall apply, mutatis mutandis, to meetings of, and the exercise of powers delegated to, a committee.

      SECTION 5.4. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by vote provide and may resign therefrom by a written instrument signed by him or her which shall take effect upon its delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.


                               ARTICLE VI

                                OFFICERS
                                --------

      SECTION 6.1. GENERAL PROVISIONS. The officers of the Trust shall be a President, a Treasurer or a Controller, a Chief Compliance Officer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Treasurers or Assistant Controllers and one or more Assistant Secretaries. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

      SECTION 6.2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, each of the President, the Treasurer (or Controller), the Chief Compliance Officer and the Secretary shall be in office until his or her resignation is accepted by the Trustees or until his or her respective successor shall have been duly elected and qualified, or in each case until he or she sooner dies or is removed. All other officers shall hold office at the pleasure of

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the Trustees. Any two or more offices, except those of President and
Vice-President, may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

      SECTION 6.3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee.

      SECTION 6.4. POWERS AND DUTIES OF THE PRESIDENT. The President shall be the principal executive officer of the Trust. Subject to the control of the Trustees and any committee of the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he or she may find necessary to transact the business of the Trust. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust. The President shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him or her by the Trustees.

      SECTION 6.5. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

      SECTION 6.6. POWERS AND DUTIES OF THE TREASURER (OR CONTROLLER). The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust that may come into his or her hands to such custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Trustees. The Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees

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shall require. The principal financial and accounting officer of the
Trust may be the Controller instead of the Treasurer, in which case all provisions of these By-Laws concerning the Treasurer shall be deemed to refer to the Controller instead.

      SECTION 6.7. POWERS AND DUTIES OF THE CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be the principal compliance officer of the Trust. The Chief Compliance Officer shall have full responsibility and authority to develop and enforce appropriate policies and procedures for the Trust. The Chief Compliance Officer shall have sufficient seniority and authority to compel others to adhere to the compliance policies and procedures of the Trust. The Chief Compliance Officer shall be appointed by the Trustees and may only be removed by the Trustees, including a majority of the Trustees who are not "interested persons" of the Trust (the "independent Trustees"). The Chief Compliance Officer shall report periodically to the Trustees with respect to compliance matters and at least annually meet separately in executive session with the independent Trustees, without other officers or interested Trustees. The Chief Compliance Officer shall annually review the policies and procedures of the Trust and prepare an annual written report to the Trustees.

      SECTION 6.8. POWERS AND DUTIES OF THE SECRETARY. The Secretary shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; shall keep the minutes of all meetings of the Trustees; shall have custody of the seal of the Trust, if any, and shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Trustees.

      SECTION 6.9. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him or her by the Trustees or by the Treasurer. Each Assistant Treasurer shall give a bond for the faithful discharge of his or her duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. If the principal financial and accounting officer of the Trust is the Controller, all provisions of these By-Laws concerning Assistant Treasurers shall be deemed to refer to Assistant Controllers.

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                                      -12-


      SECTION 6.10. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him or her by the Trustees or by the Secretary.

      SECTION 6.11. COMPENSATION. Subject to any applicable law or provision of the Declaration, the compensation of the officers, Trustees, and members of the Advisory Board, if any, shall be fixed from time to time by the Trustees or, in the case of officers, by any committee of officers upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he or she is also a Trustee.


                               ARTICLE VII

                           SHARES OF THE TRUST
                           -------------------

      SECTION 7.1. SHARE CERTIFICATES. Unless the issuance of certificates is authorized by the Trustees, Shares shall be held on the books of the Trust by one or more transfer agents appointed in accordance with Section 7.2 of the Declaration (each, a "Transfer Agent") in uncertificated form, and the record holders of such shares shall be treated for all purposes as Shareholders under the Declaration.

      The Trustees may at any time authorize the issuance of share certificates for Shares of any Series or Class in such form as the Trustees may prescribe from time to time. Each such certificate shall bear a distinguishing number, shall exhibit the holder's name and the number of whole shares owned by such holder, and shall be signed in the name of the Trust by the Chair of the Board, the President or a Vice President, and by the Secretary or an Assistant Secretary (which signatures may be either manual or facsimile, engraved or printed if the certificate is signed by the Transfer Agent with respect to such Shares or by a registrar), or, in the event of one or more global certificates issued to a depository, may otherwise be signed in accordance with the requirements of such depository. In case the Chair of the Board or any officer who shall have signed such certificates shall have ceased to hold such position or office before such certificates shall be issued, they may nevertheless be issued by the Trust with the same effect as if such person were still in such position or office at the date of their issuance.

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      SECTION 7.2 SHARE TRANSFERS. Transfers of Shares of the Trust shall be made only on the books of the Trust, as maintained by the Transfer Agent with respect to such Shares, by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Transfer Agent for such Shares and upon surrender of any certificate or certificates representing such Shares, if any, properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these By-Laws, the person in whose name Shares stand on the books of the Trust shall be deemed the owner thereof for all purposes as regards the Trust; provided that properly documented pledges of Shares as collateral security may be accounted for by the Transfer Agent in accordance with its standard procedures with respect thereto.

      SECTION 7.3. LOSS OF CERTIFICATES. The Transfer Agent for any Series or Class of Shares, with the approval of any two officers of the Trust, is authorized to issue and countersign replacement certificates for Shares which have been lost, stolen or destroyed upon (i) receipt of an affidavit or affidavits of loss or non receipt and of an indemnity agreement executed by the registered holder or his legal representative and supported by an open penalty surety bond, said agreement and said bond in all cases to be in form and content satisfactory to and approved by the President or the Treasurer, or (ii) receipt of such other documents and assurances as may be approved by the President or the Treasurer.

      SECTION 7.4. REGULATIONS. The Trustees may make, or may authorize the officers or agents of the Trust to make, such additional rules and regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the issue, certification, transfer and registration of Shares.


                              ARTICLE VIII

                              MISCELLANEOUS
                              -------------

      SECTION 8.1. BOOKS AND RECORDS. The books and records of the Trust and any Series or Classes thereof, including the share ledger or ledgers, may be kept in or outside the Commonwealth of Massachusetts at such office or offices of the Trust and/or its agents as may from time to time be determined by the officers of the Trust.

      SECTION 8.2. ACCESS TO BOOK AND RECORDS. Section 4.11 of the Declaration contains provisions relating to access to books and records.

      SECTION 8.3 SEAL. Section 6.2(b)(ix) of the Declaration provides for the adoption of a seal.

      SECTION 8.4 EXECUTION OF PAPERS. All deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by the President, any Vice President elected by the Trustees, the Treasurer, the Secretary or any other officer elected by the Trustees, except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, or as otherwise provided in these By-Laws.

      SECTION 8.5 SEVERABILITY. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company or other provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

      SECTION 8.6 HEADINGS. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.


                               ARTICLE IX

                               AMENDMENTS
                               ----------

      These By-Laws, or any of them, may be altered, amended, repealed in whole or in part or restated, or new By-Laws may be adopted, at any time by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.